TANNER + CO.
Certified Public Accountants and Business Advisors

675 East 500 South, Suite 640
Salt Lake City, Utah 84102
Telephone (801) 532-7444
Fax (801) 532-4911
Email: mail@bestcpa.com

A Professional Corporation

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of this Registration Statement of Form SB-2 of our report dated July 6, 2000, relating to the financial statements of EnterNet, Inc., and to the reference to our Firm under the caption "Experts" in the prospectus.


/s/  Tanner + Co.
----------------------
Salt Lake City, Utah
December 1, 2000



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